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                                                                      EXHIBIT N



                                                     COMMERCIAL PROMISSORY NOTE
Date July 10, 1995                                           Amount $400,000.00


For value received, the receipt of which is hereby acknowledged, the undersigned makers, jointly and severally, promise to pay to the order of First National Bank in Ronceverte (hereinafter called "the Bank") at P.O. Box 457, Ronceverte, West Virginia, the principal sum of Four Hundred Thousand & 00/100 DOLLARS ($400,000.00)or, /X/ this is a revolving promissory note or a note evidencing multiple advances (including an advance or advances to be made under a letter of credit), then so much thereof as may from time to time be disbursed to, or for the benefit of, the undersigned, together with interest on the unpaid principal balance as hereinafter provided from the date hereof until paid in full and payable on the terms hereinafter set forth. The Bank's records of disbursements and payments shall be conclusive as to the outstanding balance.

RATE OF INTEREST AND ITS CALCULATION:

/ /  _______________ percent (________%) per annum.

/X/ One percent (1.00%) per annum in excess of the INDEX RATE as its exists from time to time.
     "INDEX RATE" means:
     The last rate publicly announced, or published from time to time, by Wall Street Journal as its prime lending rate.

/ /  _________________________ as its exists from time to time.

/ /  _________________________.

If the INDEX RATE is no longer available or has not been publicly announced or published for a period in excess of thirty (30) days, then Bank or any subsequent holder shall have the right at its option to select a replacement INDEX RATE and adjust the spread which is added to the replacement INDEX RATE and upon giving twenty (20) days prior written notice to the undersigned, interest rate calculations will thereafter be based on such replacement INDEX RATE and adjusted spread.

IF THE RATE OF INTEREST ON THIS NOTE IS TO FLUCTUATE WITH AN INDEX RATE, THE RATE OF INTEREST WILL BE ADJUSTED TO REFLECT THE LATEST CHANGE IN THE INDEX
RATE:

/X/  on the same day as the INDEX RATE changes.

/ / on the first day of each month following the month in which the INDEX RATE changes.

/ /  _________________________.

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/X/  Unless the preceding checkbox is marked, Interest shall be calculated on the basis of (1) the actual number of days elapsed as the numerator and
     (2) the denominator will be the actual number of days in the year (365 or 366); If checkbox is marked, the denominator will be 360. After the principal sum is due, whether by acceleration or otherwise, at Bank's option the interest rate will be changed to the higher of (a) the rate most recently publicly announced or published by Wall Street Journal as it prime lending rate plus five percent (5%) per annum or (b) the highest rate at which interest has been calculated hereunder. In no event will the total of interest and other loan charges due and payable hereunder exceed the maximum rate, if any, established by applicable Federal or State law.

TIME AND METHOD OF PAYMENT:

/ / PRINCIPAL AND INTEREST PAYABLE ON DATE CERTAIN The principal balance is due and payable on _______________.
     Interest is due and payable / / at maturity or / / beginning _______________, 19____, and _______________ thereafter until the principal balance is paid in full.

/X/ PRINCIPAL BALANCE ON DEMAND, INTEREST PAYABLE PERIODICALLY Principal is due and payable on demand.
     Interest is due and payable beginning September 15, 1995 and quarterly thereafter until demand is made for payment of principal, at which time principal and any unpaid interest shall be immediately due and payable.

/ / PRINCIPAL AND INTEREST PAYABLE PERIODICALLY Principal and accrued interest thereon is due in installment payments as hereinafter provided:

          / / Payment includes both principal and interest: In ________ consecutive ________ installments of principal and interest in the amount of $________ each, payable on the ________ day of each ________ beginning ________, 19____, and continuing thereafter until principal and interest is paid in full, except that any unpaid principal balance plus unpaid interest is due and payable on _______________, 19___. If the amount of any scheduled payment is not sufficient to fully pay accrued interest, then the payment amount shall be automatically increased to an amount sufficient to fully pay accrued interest. Interest accruing prior to the period covered by the first installment shall be payable _______________.

          / / Payment amount is principal only with interest separately payable _______________, beginning _______________, 19____.
               Principal is repayable in ________ consecutive ________ installments in the amount of $________, beginning _______________, 19____. Any unpaid principal balance plus unpaid interest is due and payable on _______________, 19____.

THIS NOTE:

          / /  is issued under the provision of a loan agreement dated
               _______________.
          /X/ is not issued under a separate loan agreement and this note shall be deemed to constitute a loan agreement.

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THE PAYMENT OF THIS NOTE IS:

          / /  Unsecured

          /X/ Secured by the pledge or deposit of, and/or of the grant of a lien, encumbrance, Mortgage, Trust Deed and/or security interest which is hereby granted in the following property (the "Collateral"): Various unlisted bank stocks as described in detail in the "Security Agreement".

          The undersigned Maker(s) jointly and severally acknowledge receipt of a copy of this Note with all applicable checkboxes marked and all applicable blanks filled in before signing.

          THE COVENANTS, TERMS, AND CONDITIONS ON THE REVERSE SIDE HEREOF ARE EXPRESSLY MADE A PART OF THIS NOTE.

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
Address:  214 North Blvd. West     ###-##-####                   _________________________
          Huntington, WV  25701    Social Security or Tax ID#    Robert H. Beymer

Address:  ____________________     ###-##-####                   _________________________
          ____________________     Social Security or Tax ID#    Barbara W. Beymer

Cosigner Address:_____________     _______________               By:________________
______________________________     Cosigner                      Its:_______________

Note Number:__________________     Loan Officer L. Thomas Bulla  FRB_______________
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